UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 29, 2010

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

381 Teaneck Road
Teaneck, New Jersey 07666
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (201) 530-1200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 29, 2010, the Board of Directors of Green Energy Management Services Holdings, Inc. (the “Company”) elected Mr. Michael Rapaport as a director of the Company to fill a vacancy on the Board of Directors. Mr. Rapaport will hold office until the Company’s next Annual Meeting of Stockholders. Mr. Rapaport is expected to be named to one or more committees of the Board of Directors when such committees are formed.

Michael Rapaport, 32, has been a member of the board of directors of GEM since September 2010. Since 2008, Mr. Rapaport has served as the President and CEO of IDT Spectrum, LLC (“IDT”), the largest holder of commercial high frequency exclusively licensed fixed wireless spectrum in the United States, and a subsidiary of IDT Corporation (NYSE: IDT), an international holding company. From February 2007 to December 2008, Mr. Rapaport held a number of key strategic positions within IDT, including Director of Investor Relations and Senior Business Development Associate. In addition, Mr. Rapaport has served as a member of IDT’s Investment Committee. Between June 2003 and January 2007, Mr. Rapaport served as the Managing Director for Real Estate Operations at Michael Darius and Partners, a division of Elmhurst Dairy, Inc. (“Elmhurst Dairy”), the largest milk producer in the metropolitan New York region. In this capacity, he managed interdisciplinary teams of attorneys, accountants and marketing and advertising personnel to enhance the company’s business development initiatives. Mr. Rapaport has also served as the CIO of Barzap Investment, an investment fund based in Long Island. Mr. Rapaport is an honors graduate of the Masters of Business Administration Degree program at Touro University, where he completed a specialized program of concentration in international business administration.

Key Attributes, Experience and Skills:  Mr. Rapaport’s experience as the CEO and President of IDT, combined with his contributions to a diverse array of IDT’s strategic and business development initiatives, his capital markets experience and his experience in managing and expanding Elmhurst Dairy’s real estate operations provides the Company’s Board of Directors with significant management insight and valuable experience in business development and capital formation.

The Board of Directors has determined that Mr. Rapaport qualifies as “independent” within the meaning of applicable listing rules of the New York Stock Exchange. There is no arrangement or understanding between Mr. Rapaport and any other persons pursuant to which Mr. Rapaport was selected as a director. There are no family relationships between Mr. Rapaport and any of the Company’s officers and directors. In addition, there are no transactions to which the Company or any of its subsidiaries is a party in which Mr. Rapaport has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: October 5, 2010	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer

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